AMENDMENT TO
EMPLOYMENT AGREEMENT
THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Agreement”), is effective this 1st day of January, 2014 (the “Effective Date”) by and between Stephen T. Winn, an individual resident of the State of Texas (the “Executive”) with a residence at [***], and RealPage, Inc., a Delaware corporation (the “Employer”), having its chief offices at 4000 International Parkway, Carrollton, Texas 75007.
WHEREAS, Executive and Employer entered into that certain Employment Agreement dated December 30, 2003, as amended (the “Employment Agreement”); and
WHEREAS, Executive and Employer now wish to amend the Employment Agreement as of the Effective Date.
NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth below, the parties hereby agree as follows:

1.
Executive shall be entitled to receive, upon termination of employment following a Change in Control (as defined under the Company’s 2010 Equity Incentive Plan) or a Business Combination Transaction (as defined below), in addition to all other compensation payable under this Agreement following such Change In Control or Business Combination Transaction, all employee benefits to which Executive was entitled immediately prior to such termination, fully paid for the term of the severance Executive is entitled to upon such termination under this Agreement. For purposes of this Agreement, a “Business Combination Transaction” shall be deemed to mean a transaction that results in: A. a merger or consolidation of the Employer with or into another entity in which the Employer shall not be the surviving entity; B. a dissolution of the Employer; C. a transfer of all or substantially all of the assets of the Employer in one transaction or a series of related transactions to one or more other persons or entities; or D. any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the 1934 Act), other than Seren Capital L.P. and Stephen T. Winn or any Affiliate of Stephen T. Winn, or a trustee or other fiduciary holding securities under an employee benefit plan of the Employer, becoming the “beneficial owner” (as defined in Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of the Employer representing 40% or more of the combined voting power of the Employer’s then outstanding securities.

2.	Except as set forth herein, the Employment Agreement is hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties, intending to be legally bound, have executed this Amendment to Employment Agreement on the Signature Date.

REALPAGE, INC.
/s/ Timothy J. Barker
By: Timothy J. Barker
Its: Chief Financial Officer

Effective Date: 1/1/14
/s/ Stephen T. Winn
Stephen T. Winn, an individual